UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2024

WESTERN DIGITAL CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-08703	33-0956711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway San Jose, California	95119
(Address of Principal Executive Offices)	(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value Per Share	WDC	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification to Rights of Security Holders.

The information disclosed under Items 5.03 and 5.07 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 to the extent required.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Western Digital Corporation (the “Company” or “WDC”) held a special meeting of stockholders (the “Special Meeting”) on May 10, 2024. At the Special Meeting, as further described in Item 5.07 below, holders of the Company’s common stock (“Common Stockholders”) and holders of the Company’s Series A Convertible Perpetual Preferred Stock (“Series A Preferred Stockholders,” and together with the Common Stockholders, the “Stockholders”) approved an amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Company Charter”) to increase the number of authorized shares of common stock, par value $0.01 per share, from 450,000,000 shares to 750,000,000 shares (the “Authorized Shares Amendment”), as further described in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on March 29, 2024, and as previously approved by the Board of the Directors of the Company (the “Board”). The Stockholders and the Board also approved an amendment to the Company Charter to provide for the elimination of certain officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware (the “Company Exculpation Amendment” and, together with the Authorized Shares Amendment, the “WDC Charter Amendments”).

A Certificate of Amendment to the Company Charter effecting the WDC Charter Amendments was filed with the Secretary of State of the State of Delaware and became effective on May 13, 2024. The foregoing description of the WDC Charter Amendments does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment, a copy of which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.03.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The information disclosed under Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.07 to the extent required.

Results of the voting at the Special Meeting are set forth below.

Proposal 1. Authorized Shares Amendment. As described above, the Stockholders voted to approve the Authorized Shares Amendment. The voting results of the Common Stockholders, voting as a separate class, were as follows:

For	Against	Abstain	Broker Non-Votes
269,951,232	10,121,745	534,155	N/A

The voting results of the Common Stockholders and Series A Preferred Stockholders, voting together as a single class, were as follows:

For	Against	Abstain	Broker Non-Votes
286,520,804	10,121,745	534,155	N/A

Proposal 2. Company Exculpation Amendment. As described above, the Stockholders voted to approve the Company Exculpation Amendment. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
240,770,932	20,032,920	420,698	35,952,154

Proposal 3. Amendment to the Charter of Western Digital Technologies, Inc., a wholly-owned subsidiary of the Company (“WDT”), to Remove the Pass-Through Voting Provision. The Stockholders voted to approve an amendment to the Amended and Restated Certificate of Incorporation of WDT (the “WDT Charter”) to remove the provision that requires the approval of the Company’s Stockholders, in addition to the vote of the Company (as sole stockholder of WDT), in order for WDT to take certain actions. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
258,656,753	1,848,531	719,266	35,952,154

Proposal 4. Amendment to the WDT Charter to Provide Exculpatory Protection For Certain Of Its Officers. The Stockholders approved an amendment to the WDT Charter to provide for the elimination of certain of WDT’s officers’ personal liability for monetary damages stemming from breaches of the duty of care as permitted by Section 102(b)(7) of the General Corporation Law of the State of Delaware. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
239,563,175	20,991,033	670,342	35,952,154

Proposal 5. Adjournment of the Special Meeting. The Stockholders approved the adjournment of the Special Meeting to solicit additional proxies in favor of Proposals 1 through 4, but such an adjournment was not necessary in light of the approval of Proposals 1 through 4 at the Special Meeting. The voting results for the adjournment proposal were as follows:

For	Against	Abstain	Broker Non-Votes
245,631,909	50,197,851	1,346,944	N/A

The foregoing description of the amendments to the WDT Charter does not purport to be complete and is qualified in its entirety by reference to the Certificate of Amendment to the WDT Charter, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference in this Item 5.07.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Western Digital Corporation.

99.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Western Digital Technologies, Inc.

104	Cover Page Interactive Data File (embedded with the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Western Digital Corporation
(Registrant)

	By:	/s/ Cynthia Tregillis
Date: May 14, 2024		Cynthia Tregillis
Senior Vice President, Chief Legal Officer and Secretary